Exhibit 5.2 and 8

                            REID & PRIEST LLP
                           40 West 57th Street
                         New York, NY  10019-4097
                          Telephone 212 603-2000
                             Fax 212 603-2001



                                                           July 30, 1997


          DQE, Inc.
          411 Seventh Avenue
          Pittsburgh, Pennsylvania 15219

          Gentlemen/Ladies:

                    We have acted as counsel to DQE, Inc., a Pennsylvania corporation ("DQE" or the "Company"), in connection with the proposed issuance by the Company from time to time of up to 1,000,000 shares of the Company's Preferred Stock, Series A (Convertible) (the "Series A Preferred Stock") and an indeterminate number of shares of the Company's Common Stock, no par value (the "Offered Common Stock"), into which the Series A Preferred Stock may be converted, all as contemplated by the Registration Statement on Form S-4 (the "Registration Statement") proposed to be filed by the Company with the Securities and Exchange Commission (the "SEC") on or about the date hereof for the registration of the Series A Preferred Stock and the Offered Common Stock under the Securities Act of 1933, as amended (the "Act").

                    We have examined the Restated Articles of Incorporation of the Company, as amended, the statement with respect to the Series A Preferred Stock (the "Statement") proposed to be filed with the Secretary of State of the Commonwealth of Pennsylvania and such other corporate records and documents and such questions of law as we have considered necessary or appropriate for the purpose of rendering this opinion. As to various questions of fact, we have relied, without investigation, upon representations by officers and other employees of the Company.

                    On the basis of the foregoing, we are of the opinion that:

                    (1) the Company is a corporation presently subsisting under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement;

                    (2) the shares of Series A Preferred Stock and the shares of Offered Common Stock will be validly issued, fully paid and non-assessable when:

                         (a) the Registration Statement, as it may be amended, shall have become effective under the Act;

                         (b) as to shares of the Series A Preferred Stock, the Statement shall have been filed with the Secretary of State of the Commonwealth of Pennsylvania;

                         (c) the Series A Preferred Stock shall have been duly issued and delivered as contemplated in the Registration Statement and the consideration therefor, as authorized by the Board of Directors of the Company, shall have been delivered to and received by the Company; and

                         (d) as to shares of the Offered Common Stock, the predecessor shares of Series A Preferred Stock shall have been converted in accordance with the terms of the Statement.

                    The foregoing opinions are based on, among other things, the assumption that all shares of Offered Common Stock delivered upon the conversion of shares of Series A Preferred Stock will be either (i) authorized but theretofore unissued shares or (ii) previously issued shares of Common Stock which were initially issued upon the conversion of other shares of Series A Preferred Stock, and we express no opinion as to shares of Common Stock outstanding at the date hereof.

                    We are further of the opinion that the statements contained under "DESCRIPTION OF CAPITAL STOCK - Preferred Stock - Certain Federal Income Tax Considerations" in the prospectus included in the Registration Statement constitute a fair description, in general terms, of certain tax considerations that may be relevant to a holder of shares of Series A Preferred Stock.

                    We are members of the New York Bar and do not hold ourselves out as experts on the laws of the Commonwealth of Pennsylvania. Accordingly, we have relied with your approval as to all matters of Pennsylvania law upon the opinion of even date herewith addressed to you by David R. High, Esq., Assistant General Counsel of Duquesne Light Company, which is being filed as Exhibit 5.1 to the Registration Statement.

                    This letter is not being delivered for the benefit of, nor may it be relied upon by, the holders of the Series A Preferred Stock or the Offered Common Stock or any other party to which it is not specifically addressed.

                    We hereby authorize and consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the references to us in the Registration Statement and in the prospectus constituting a part thereof.

                                             Very truly yours,

                                             /s/ Reid & Priest LLP

                                             REID & PRIEST LLP